EXHIBIT 32.2
CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.s. 1350):
     I, Gregory J. Fisher, Senior Vice President, Chief Financial Officer and Controller of ElkCorp, certify to my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.s. 1350) that:
(1)	The Annual Report on Form 10-K for the period ended June 30, 2006, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report on Form 10-K for the period ended June 30, 2006 fairly presents, in all material respects, the financial condition and result of operations of ElkCorp.

Dated: September 6, 2006
	By	/s/ Gregory J. Fisher

Gregory J. Fisher
Senior Vice President,
Chief Financial Officer and Controller